Exhibit 23.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the use in this Post-Effective Amendment No.2 to Registration Statement No. 333-107711 of Access Integrated Technologies, Inc. on Form SB-2 of our report, dated January 28, 2005 of the FiberSat Global Services, LLC financial statements for the year ended December 31, 2003, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Singer Lewak Greenbaum & Goldstein LLP
Los Angeles, California
July 25, 2005